Exhibit 10.6

FIRST AMENDMENT TO

REAL ESTATE PURCHASE AND SALE CONTRACT

THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE CONTRACT (this “Amendment”) is hereby made and entered into as of July 28, 2016, by and between AIR REALTY GROUP LLC, a Connecticut limited liability company (the “Seller”) GREEN DESK LLC, a Michigan limited liability company (the “Purchaser,” and together with the Seller, the “Parties”).

Recitals

A.
The Parties entered into that certain Real Estate Purchase and Sale Contract effective as of June 2, 2016 (the “Agreement”), pertaining to the sale and purchase of real property commonly known as 236 New Hartford Road, Barkhamsted, Connecticut 06063, as more particularly described in the Agreement (the “Property”).

B.
The parties wish to acknowledge the expiration of the Inspection Period (as defined in the Agreement) and extend Closing Date (as defined in the Agreement), and further amend the Agreement upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledge, the Parties hereto agree as follows.

1.           Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.           Inspection Period.  Section 1(l) of the Agreement is hereby amended and restated to read in its entirety as follows:

“Inspection Period” shall mean that period of time starting on the Effective Date of this Agreement and terminating on August 31, 2016.

3.           Closing Date.  Section 4 of the Agreement is hereby amended and restated to read in its entirety as follows:

The Closing shall take place on or before the fifth (5th) business day after Buyer’s written notice to Seller (the “Closing Notice”) that (i) all loan documents to be executed in connection with the Loan are in final form, as confirmed by Lender’s counsel, and (ii) the Lender is ready, willing and able to fund the Loan (collectively, the “Loan Closing Conditions”); provided, however, that in no event shall Closing occur prior to the expiration of the Inspection Period.  In the event the Closing has not occurred on or before August 31, 2016, then either party may terminate this Agreement upon written notice to the other party and the Escrow Agent, whereupon the Earnest Money Deposit and all interest earned thereon shall be returned to Buyer and this Agreement shall terminate and become null and void and all parties hereto shall be relieved of all obligations hereunder, except for those obligations which expressly survive.  Notwithstanding the foregoing, in the event the Buyer provides the Closing Notice prior to August 31, 2016, then Seller may, upon written notice to Buyer within two (2) business days of receipt of the Closing Notice, extend the Closing Date by up to thirty (30) days; provided that such extension will not affect the terms of, or the Lender’s ability to make, the Loan.

4.           Counterparts; Electronic Signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and may be executed and transmitted via electronic or facsimile delivery, which shall be relied upon as an original.

5.           Ratification. In all other respects, except as modified by this Amendment, the parties ratify and affirm the terms of the Agreement.

[SIGNATURE PAGE TO FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE CONTRACT BETWEEN AIR REALTY GROUP LLC AND GREEN DESK LLC]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above.

SELLER:

AIR REALTY GROUP LLC

a Connecticut limited liability company

By: /s/ Marianne Giglio

Name: Marianne Giglio

Its: Chief Accounting Officer

PURCHASER:

GREEN DESK LLC

a Michigan limited liability company

By: /s/ Gary Sakwa

Name: Gary Sakwa

Its: Authorized Representative